                     RPM INTERNATIONAL INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF COMPUTATIONS OF EARNINGS
                         PER SHARE AND SHARE EQUIVALENTS
                                   (UNAUDITED)

                                                                    EXHIBIT 11.1

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      THREE MONTHS ENDED
                                                          AUGUST 31,
                                                     -------------------
                                                       2003       2002
                                                     --------   --------
SHARES OUTSTANDING
     FOR COMPUTATION OF BASIC EARNINGS PER
        SHARE OF COMMON STOCK

            WEIGHTED AVERAGE SHARES                   115,557    114,765
                                                     --------   --------

            TOTAL SHARES FOR BASIC EARNINGS
               PER SHARE                              115,557    114,765

     FOR COMPUTATION OF DILUTED EARNINGS
        PER SHARE OF COMMON STOCK

            NET ISSUABLE COMMON SHARE EQUIVALENTS         676        995
                                                     --------   --------

            TOTAL SHARES FOR DILUTED EARNINGS
               PER SHARE                              116,233    115,760
                                                     ========   ========

NET INCOME
     NET INCOME APPLICABLE TO SHARES OF COMMON
        STOCK FOR BASIC EARNINGS PER SHARE           $ 47,672   $ 44,173
                                                     --------   --------

     NET INCOME APPLICABLE TO SHARES OF COMMON
        STOCK FOR DILUTED EARNINGS PER SHARE         $ 47,672   $ 44,173
                                                     ========   ========

     BASIC EARNINGS PER SHARE                        $   0.41   $   0.38
                                                     ========   ========

     DILUTED EARNINGS PER SHARE                      $   0.41   $   0.38
                                                     ========   ========

THE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THIS EXHIBIT.